UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

 Date of Report (Date of earliest event reported): December 7, 2020

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UBER TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

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Delaware	001-38902	45-2647441
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1455 Market Street, 4th Floor

San Francisco, California 94103

(Address of principal executive offices, including zip code)

(415) 612-8582

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.00001 per share	UBER	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

On December 7, 2020, Uber Technologies, Inc. (the “Company”) and Apparate USA LLC (“ATG”), the Company’s subsidiary focused on the development and commercialization of autonomous vehicle technologies, entered into a definitive agreement with Aurora Innovation, Inc. (“Aurora”) and certain other parties, pursuant to which, through a series of merger transactions, Aurora will acquire ATG. In addition, at the closing of the merger transactions, the Company will make a $400 million cash investment in Aurora. After giving effect to the merger transactions and the investment, the Company, together with existing ATG investors, and ATG employees who continue their employment with Aurora, are expected to collectively hold an approximately 40% ownership interest in Aurora on a fully diluted basis. The Company itself is expected to hold an approximately 26% ownership interest in Aurora on a fully diluted basis. In addition, at the closing of the transactions, the Company and Aurora will enter into a collaboration agreement pursuant to which they will collaborate with respect to the launch and commercialization of self-driving vehicles on the Company’s ridesharing network. The completion of the transactions is subject to the expiration or termination of any waiting period (and any extension thereof) applicable to the transactions under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and other customary closing conditions and is expected to close in the first quarter of 2021.

Forward-Looking Statements

This Form 8-K contains forward-looking statements regarding our future business expectations which involve risks and uncertainties. Forward-looking statements include all statements that are not historical facts and can be identified by terms such as “anticipate,” “expect,” “will,” or “would” or similar expressions and the negatives of those terms. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. These risks, uncertainties and other factors relate to, among others, risks and uncertainties related to the pending transaction, the technological development of autonomous vehicle technologies, commercialization of autonomous vehicle technologies and contemplated commercial collaboration with Aurora, including the costs, expenses or difficulties related to the transaction and such collaboration; the risk that the transaction may not be completed within the expected timeframe or at all; failure to realize the expected benefits of the transaction or the commercial collaboration; and the potential impact of the announcement, pendency or consummation of the transaction or the commercial collaboration and the agreements of the parties in connection with the foregoing on relationships with our employees, customers, suppliers and other business partners. In addition, other potential risks and uncertainties that could cause actual results to differ from the results predicted include, among others, those risks and uncertainties included under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K, filed with the Securities and Exchange Commission on March 2, 2020 and in any subsequent Form 10-Qs and Form 8-Ks filed with the Securities and Exchange Commission. All information provided in this Form 8-K is as of the date hereof and any forward-looking statements contained herein are based on assumptions that we believe to be reasonable as of this date. Undue reliance should not be placed on the forward-looking statements in this Form 8-K, which are based on information available to us on the date hereof. The Company undertakes no duty to update this information unless required by law.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
104	The cover page of this Current Report on Form 8-K is formatted in Inline XBRL

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UBER TECHNOLOGIES, INC.

Date: December 7, 2020	By:	/s/ Dara Khosrowshahi
Dara Khosrowshahi
Chief Executive Officer